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                          FUND PARTICIPATION AGREEMENT

THIS AGREEMENT, effective as of this     day of                         by and
among Hartford Life and Annuity Insurance Company ("Hartford"), a Connecticut corporation, on its behalf and on behalf of each separate account set forth on attached SCHEDULE A as it may be amended from time to time (the "Separate
Accounts");                         (the "Trust");
                                                (the "Distributor"); and
                                                (the "Adviser").

WHEREAS, the Trust engages in business as an open-end management investment company and is available to act as the investment vehicle for separate accounts established by insurance companies for life insurance policies and annuity contracts; and

WHEREAS, the Distributor is registered as a broker/dealer under the Securities Exchange Act of 1934, as amended (the "1934 Act"), is a member in good standing of the National Association of Securities Dealers (the "NASD") and serves as principal underwriter of the shares of the Trust; and

WHEREAS, the Trust intends to make available shares of its series and any applicable class thereof as set forth in Separate Account registration statements for the Company, as filed with the Securities and Exchange Commission from time to time. (the "Series"),; and

WHEREAS, the Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and any applicable state securities laws and serves as the investment adviser to the Series; and

WHEREAS, Hartford is an insurance company which has registered or will register the variable annuities and/or variable life insurance policies funded through the Separate Account under the Securities Act of 1933 (the "1933 Act") and the Investment Company Act of 1940 (the "1940 Act"), unless exempt from such registration, to be issued by Hartford for distribution (the "Contracts").

NOW, THEREFORE, in consideration of their mutual promises, Hartford, the Trust, the Distributor and the Adviser agree as follows:

                            ARTICLE I. SERIES SHARES

1.1 The Trust and the Distributor agree to make shares of the Series available for purchase by Hartford on behalf of the Separate Accounts on each Business Day. The Trust will execute orders placed for each Separate Account on a daily basis at the net asset value of each Series next computed after receipt by the Trust, or its designee, of such order as of the close of business on each Business Day.

     A. For purposes of this Agreement, Hartford shall be the designee of the Trust and Distributor for receipt of orders from each Separate Account and receipt by Hartford constitutes receipt by the Trust, provided that the Trust receives notice of such orders by 9:30 a.m. (Eastern time) on the next following Business Day.

     B. For purposes of this Agreement, "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Trust calculates the net asset value of each Series pursuant to the rules of the Securities and Exchange Commission ("SEC"), as set forth in the Series' prospectus.

1.2 The Board of Trustees of the Trust (the "Board"), acting in good faith and in the exercise of its fiduciary responsibilities, may refuse to permit the Trust to sell shares of any Series to any person, or suspend or terminate the offering of shares of any Series if such action is required by law or by regulatory authorities having jurisdiction over the sale of shares.

1.3 The Trust and the Distributor agree that shares of the Trust or any of its Series will be sold only to insurance companies for use in conjunction with variable life insurance policies or variable annuities. No shares of the Trust or any of its Series will be sold to the general public.

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1.4  The Trust and the Distributor agree to redeem for cash, at Hartford's request, any full or fractional shares of the Series held by the Separate Accounts, on a daily basis at the net asset value next computed after receipt by the Trust or its designee of the request for redemption.

     A. For the purposes of this Agreement, Hartford shall be the designee of the Trust for receipt of redemption requests from each Separate Account and receipt by Hartford constitutes receipt by the Trust, provided that the Distributor receives notice of the redemption request by 9:30 a.m. (Eastern time) on the next following Business Day.

1.5 Except as otherwise provided herein, Hartford agrees that purchases and redemptions of Series shares offered by the then current prospectus of the Series shall be made in accordance with the provisions of the prospectus.

     A. Hartford will place separate orders to purchase or redeem shares of each Series. Each order shall describe the net amount of shares and dollar amount of each Series to be purchase or redeemed.

     B. In the event of net purchases, Hartford will pay for shares before 3:00 p.m. (Eastern time) on the next Business Day after receipt of an order to purchase shares.

     C. In the event of net redemptions, the Trust shall pay the redemption proceeds in federal funds transmitted by wire before 3:00 p.m. (Eastern time) on the next Business Day after an order to redeem Series shares is made.

1.6 Issuance and transfer of the Series' shares will be by book entry only. Share certificates will not be issued to Hartford or any Separate Account. Shares purchased will be recorded in an appropriate title for each Separate Account or the appropriate sub-account of each Separate Account. The Trust shall furnish to Hartford the CUSIP number assigned to each Series as may be amended from time to time.

1.7 The Distributor shall notify Hartford in advance of any dividends or capital gain distributions payable on the Series' shares, but by no later than same day notice by 6:00 p.m. Eastern time on the declaration date (by wire or telephone, followed by written confirmation). Hartford elects to reinvest all such dividends and capital gain distributions in additional shares of that Series. The Trust shall notify Hartford of the number of shares issued as payment of dividends and distributions. Hartford reserves the right to revoke this election and to receive all such dividends and capital gain distributions in cash.

1.8 The Distributor shall provide, in a form acceptable to Hartford, the net asset value per share of each Series to Hartford on a daily basis as soon as reasonably practical after the net asset value per share is calculated. The Trust shall use its best efforts to make such net asset value per share available by 6:00 p.m. Eastern time. Information specified in this Section and
Section 1.7 will be substantially in the form as set forth in attached SCHEDULE
C.

     A. If the Distributor provides materially incorrect share net asset value information through no fault of Hartford, the Separate Accounts shall be entitled to an adjustment with respect to the Series shares purchased or redeemed to reflect the correct net asset value per share.

     B. Any material error in the calculation or reporting of net asset value per share, dividend or capital gain information shall be reported promptly to Hartford upon discovery. The Trust, Adviser or Distributor shall indemnify and hold harmless Hartford against any amount Hartford is legally required to pay annuity or life insurance contract owners that have selected a Series as an investment option ("Contract owners"), and which amount is due to the Trust's or its agents' material miscalculation and/or incorrect reporting of the daily net asset value, dividend rate or capital gains distribution rate. The Trust shall reimburse Hartford for any and all costs and expenses that result from the Distributor providing a materially incorrect share net asset value Hartford shall submit an invoice to the Trust or its agents for such losses incurred as a result of the above which shall be payable within sixty (60) days of receipt. Should a material miscalculation by the Trust or its agents

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     result in a gain to Hartford, subject to the immediately following sentence, Hartford shall immediately reimburse the Trust, the applicable Series or its agents for any material losses incurred by the Trust, the applicable Series or its agents as a result of the incorrect calculation. Should a material miscalculation by the Trust or its agents result in a gain Contract owners, Hartford will consult with the Trust or its designee as to what reasonable efforts shall be made to recover the money and repay the Trust, the applicable Series or its agents. Hartford shall then make such reasonable effort, at the expense of the Trust or its agents, to recover the money and repay the Trust, the applicable Series or its agents; provided, however, Hartford shall not be obligated to initiate or otherwise pursue any legal action or rights of set off against Contract owners for any such reimbursements.

     With respect to the material errors or omissions described above, this section shall control over other indemnification provisions in this Agreement.

     C. The Distributor or the Trust shall also provide any additional information relating to each Series, including the non-fair market net asset value, in the time and manner reasonably requested by Hartford.

1.9 A. As used in this section, the terms below shall have the following meanings, unless a different meaning is clearly required by the context:

          (1) "Fund Policies" means policies established by the Trust and communicated to Hartford in writing for the purpose of eliminating or reducing potentially harmful market timing or frequent trading in shares of the Trust or any Series thereof as described in the Trust's prospectus or statement of additional information, as amended from time to time. For the purposes hereof, the terms "Trust" and "Series" do not include any "excepted funds" defined in 1940 Act Rule 22c-2(b) [17 C.F.R. 270.22c-2(b)].

          (2) "Indirect Intermediary" means a "financial intermediary" as defined by Rule 22c-2(c)(5)(ii)(excluding any exempted financial intermediary pursuant to Rule 22c-2(c)(1)(iv)) that transmits purchase and redemption orders directly to Hartford on behalf of Contract owners invested in a Series through a Separate Account.

          (3) "Shareholder-Initiated Transfer Purchase" means a transaction that is initiated or directed by a Contract owner that results in a transfer of assets within a Contract to the Trust or any Series thereof, but does not include transactions that are executed: (i) automatically pursuant to contractual or systematic programs or enrollments such as transfers of assets within a Contract to the Trust or any Series thereof as a result of "dollar cost averaging" programs, Hartford approved asset allocation programs and/or automatic rebalancing programs; (ii) pursuant to a Contract death benefit; (iii) a step-up (or comparable benefit) in Contract value (or comparable benefit base) pursuant to a Contract death benefit or guaranteed minimum withdrawal benefit, if applicable; or (iv) allocation of assets to the Trust or any Series thereof through a Contract as a result of payments such as loan repayments, scheduled contributions, or retirement plan salary reduction contributions, or planned premium payments to a Contract.

          (4) "Shareholder-Initiated Transfer Redemption" means a transaction that is initiated or directed by a Contract owner that results in a transfer of assets within a Contract out of the Trust or any Series thereof, but does not include transactions that are executed: (i) automatically pursuant to contractual or systematic programs or enrollments such as transfers of assets within a Contract out of the Trust or any Series thereof as a result of annuity payouts (if applicable), loans, systematic withdrawal programs, asset allocation programs and automatic rebalancing programs; (ii) as a result of any deduction of charges or fees under a Contract; (iii) within a Contract out of the Trust or any Series thereof as a result of scheduled withdrawals or surrenders

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          from a Contract; (iv) as a result of the payment of a death benefit from a Contract; or (v) pre-arranged transfers at the conclusion of a required free look period.

          (5) "written" means any communication other than an oral communication transmitted in paper, electronically or by facsimile.

     B. Hartford agrees to use its best efforts to provide the following information to the Trust solely for the purpose of facilitating its compliance with Rule 22c-2. Nothing herein, nor any action by Hartford, shall be construed as, or infer that Hartford has undertaken any duty or obligation, whether express or implied, at law or in equity, to detect abusive trading activities pursuant to the Fund Policies. Hartford agrees to provide to the Trust, upon prior written request, the following information that is on Hartford's books and records (collectively, "Shareholder Information") for all Contract owners that engaged in any purchase, redemption, transfer or exchange transactions in the Trust shares through a Separate Account during the period covered by the request, if known: (a) the taxpayer identification number ("TIN"), Individual/International Taxpayer Identification Number ("ITIN") or other government issued identifier ("GII"); (b) the individual Contract number or participant Separate Account number associated with the Contract owner; (c) the amount and date(s) and transaction type (purchase, redemption, transfer, or exchange) of Shareholder-Initiated Transfer Purchase or Shareholder-Initiated Transfer Redemption transactions; and (d) any other data mutually agreed upon in writing. Unless otherwise specifically requested, this Section 1.9 shall be understood to require Hartford to provide only Shareholder Information relating to Shareholder-Initiated Transfer Purchases and Shareholder-Initiated Transfer Redemptions. All requests must contain the relevant Series, Separate Account number, CUSIP, trade amount and date. Requests must be made through NSCC's standard automated facility or sent to directly via e-mail at 22c2Operations@HartfordLife.com, or such other address Hartford may communicate to the Trust in writing from time to time.

     C. Requests to provide Shareholder Information shall set forth the specific period for which it is sought, not to exceed 90 calendar days from the date of the request for which Shareholder Information is sought. The Trust shall not request Shareholder Information more frequently than monthly, or older than 90 calendar days from the date of the request, except as the Trust may deem reasonably necessary to investigate compliance with Fund Policies.

     D. (1) Hartford agrees to provide the requested Shareholder Information that is on its books and records to the Trust promptly, but in any event not later than ten (10) Business Days after receipt of a good order request given in accordance herewith. Upon written request, Hartford agrees to use its best efforts to promptly determine whether any specific person or entity, identified by the Trust from the requested Shareholder Information, is itself an Indirect Intermediary. Upon written request in accordance herewith, Hartford agrees to use its best efforts either to: (i) provide (or arrange to have provided) the requested Shareholder Information from the Indirect Intermediary; or (ii) if the Indirect Intermediary refuses to provide the requested Shareholder Information and the Trust so directs Hartford in writing, restrict or prohibit further purchases of Trust shares by such Indirect Intermediary through the Separate Account. Hartford agrees to inform you whether it plans to perform (i) or (ii). (2) Responses required by this paragraph 1.9(D) must be communicated in writing and in a format mutually agreed upon by the parties. (3) To the extent reasonably practicable, the format for any Shareholder Information provided to you will be consistent with the NSCC Standardized Data Reporting Format.

     E. Hartford agrees to execute reasonable, clear and unequivocal written instructions given by or on behalf of the Trust to restrict or prohibit further purchases of the Trust or any Series shares by a Contract owner that has been identified by the Trust as having engaged in transactions of the Trust's shares (directly or indirectly through an Separate Account) that violate Fund Policies. Unless the

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     Trust specifically directs Hartford otherwise, such restrictions and prohibitions shall apply only to Shareholder-Initiated Transfer Purchases and Shareholder-Initiated Transfer Redemptions. Hartford will execute such restrictions with respect to the Contract owner, but only for the Contract through which such transactions in the Trust's shares occurred. Hartford will not impose any restriction, and nothing in this Agreement shall require that Hartford impose any restriction, on a Contract owner based on any transactions other than transactions in the Trust's shares through a Separate Account. Instructions must be received by Hartford via email at the following address: 22c2Operations@HartfordLife.com, or such other address that Hartford may communicate to the Trust in writing from time to time. Other correspondence may be sent to Hartford in accordance with
     Article X.

     F. Instructions given in accordance with paragraph 1.6(E) with respect to Shareholder-Initiated Transfer Purchases or Shareholder-Initiated Transfer Redemptions shall be given to Hartford via e-mail in a mutually agreed upon file format. The instructions in the file must include: (1) the Series and Separate Account number; (2) the Contract owner's TIN, ITIN or GII, if known; (3) the specific individual Contract owner number or participant Separate Account number (if known) associated with the Contract owner; (4) the specific restriction(s) to be executed with respect to such Contract owner, including how long such restriction(s) are to remain in place; and
     (5) a brief written statement that may be provided to the Contract owner, explaining how the Contract owner's transfer activity violated Fund Policies. If the TIN is not known, the instructions must include an equivalent identifying number of the Contract owner(s) or Separate Account(s) or other agreed upon information to which the instruction relates.

     G. Hartford agrees to use reasonable efforts to execute instructions given in accordance with paragraphs 1.6(E) and 1.6(F) promptly, but in any event not later than 10 Business Days after receipt of such instructions. Hartford will provide written confirmation to the Trust or its designee as soon as reasonably practicable that instructions have been executed.

1.10 SCHEDULE A shall be deemed to be automatically amended based on the list of underlying funds (or series) of the Trust and the mutually acceptable classes of shares thereof, if any, as reflected in Separate Account registration statements for Hartford as filed with the Securities and Exchange Commission from time to time.

                   ARTICLE II. REPRESENTATIONS AND WARRANTIES

2.1  Hartford represents and warrants that:

     A. The Contracts are or will be registered under the 1933 Act unless exempt and that the registrations will be maintained to the extent required by law.

     B. The Contracts will be issued in material compliance with all applicable federal and state laws and regulations.

     C.  Hartford is duly organized and in good standing under applicable law.

     D. Hartford has legally and validly established each Separate Account prior to any issuance or sale as a segregated asset account under the Connecticut Insurance Code and has registered or, prior to any issuance or sale of the Contracts, will register and will maintain the registration of each Separate Account as a unit investment trust in accordance with the 1940 Act, unless exempt from such registration.

2.2  The Trust and the Distributor represent and warrant that:

     A. Series shares sold pursuant to this Agreement shall be registered under the 1933 Act and the regulations thereunder to the extent required.

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     B.  Series shares shall be duly authorized for issuance in accordance with the laws of each jurisdiction in which shares will be offered.

     C. Series shares shall be sold in material compliance with all applicable federal and state securities laws and regulations.

     D. The Trust is and shall remain registered under the 1940 Act and the regulations thereunder to the extent required.

     E. The Trust shall amend its registration statement under the 1933 Act and the 1940 Act, from time to time, as required in order to effect the continuous offering of the Series' shares.

2.3  The Trust and the Adviser represent and warrant that:

     A. The Trust is currently qualified as a "regulated investment company" under Subchapter M of the Internal Revenue Code of 1986, as amended, (the "Code") and complies with Section 817(h) of the Code and regulations there under. The Trust and Adviser will make every effort to maintain such qualification and that both will notify Hartford immediately in writing upon having a reasonable basis for believing that the Trust has ceased to qualify or that the Trust might not qualify in the future.

     B. The Trust is duly organized and validly existing under the laws of the state of its organization.

     C.  The Trust does and will comply in all material respects with the 1940
     Act.

     D. The Trust has obtained an order from the SEC granting participating insurance companies and variable insurance product separate accounts exemptions from the provisions of the 1940 Act, as amended, and the rules thereunder, to the extent necessary to permit shares of the Trust or its Series to be sold to and held by variable insurance product separate accounts of both affiliated and unaffiliated life insurance companies.

2.4  The Distributor represents and warrants that:

     A. It is and shall remain duly registered under all applicable federal, state laws and regulations and that it will perform its obligations for the Trust and Hartford in material compliance with all applicable laws and regulations.

               ARTICLE III. PROSPECTUSES, REPORTS TO SHAREHOLDERS
                          AND PROXY STATEMENTS; VOTING

3.1 The Trust shall provide Hartford with as many printed copies of the current prospectus(es), statement of additional information, proxy statements, annual reports and semi annual reports of each Series (and no other series), and any supplements or amendments to any of the foregoing, as Hartford may reasonably request. If requested by Hartford in lieu of the foregoing printed documents, the Trust shall provide such documents in the form of camera-ready film, computer diskettes or typeset electronic document files, all as Hartford may reasonably request, and such other assistance as is reasonably necessary in order for Hartford to have any of the prospectus(es), statement of additional information, proxy statements, annual reports and semi annual reports of each Series (and no other series), and any supplements or amendments to any of the foregoing, printed in combination with such documents of other fund companies' and/or such documents for the Contracts. Expenses associated with providing, printing and distributing such documents shall be allocated in accordance with SCHEDULE B attached to this Agreement. The Distributor shall reimburse Hartford within 30 days, upon Hartford's request, for its costs in accordance with SCHEDULE B. The Distributor agrees to use best efforts to resolve any billing discrepancy detected by Hartford and remit any corrective payment upon demand.

3.2 The Trust or its designee will provide Hartford 90 days notice of any change for a Series, including but not limited to, (a) fund objective changes,
(b) anticipated fund mergers/substitutions, (c) no-action or

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exemptive requests from the SEC, (d) fund name changes, (e) fund adviser or sub-adviser changes; and/or (f) conditions or undertakings that affect Hartford's rights or obligations hereunder. If the Trust fails to provide Hartford with the required notice, the Trust will reimburse Hartford for all reasonable expenses for facilitating the changes and for notifying Contract owners. Notwithstanding anything to the contrary, the Distributor will provide all registration statement supplements to Hartford in hand no later than the date of filing such document with the Securities and Exchange Commission or thirty (30) days before the effective date thereof, whichever first occurs; time being of the essence. The Trust will provide Hartford with updated shareholder reports no later than 45 days after the end of the reporting period. Harford reserves the right, in its sole discretion, to combine the delivery of Trust supplements to coordinate with other Hartford variable product supplements and to levy a surcharge for its administrative costs and expenses incurred in connection with circulating supplements that do not coincide with scheduled variable product prospectus updates.

3.3 The Trust will provide Hartford with copies of its proxy solicitations applicable to the Series. Hartford will, to the extent required by law, (a) distribute proxy materials applicable to the Series to eligible Contract owners,
(b) solicit voting instructions from eligible Contract owners, (c) vote the Series shares in accordance with instructions received from Contract owners; and
(d) if required by law, vote Series shares for which no instructions have been received in the same proportion as shares of the Series for which instructions have been received.

     A. To the extent permitted by applicable law, Hartford reserves the right to vote Series shares held in any Separate Account in its own right.

     B. Unregistered separate accounts subject to the Employee Retirement Income Security Act of 1974 ("ERISA") will refrain from voting shares for which no instructions are received if such shares are held subject to the provisions of ERISA.

3.4 The Trust will comply with all provisions of the 1940 Act and the rules thereunder requiring voting by shareholders.

                   ARTICLE IV. SALES MATERIAL AND INFORMATION

4.1 Hartford shall furnish, or shall cause to be furnished, to the Trust prior to use, each piece of sales literature or advertising prepared by Hartford in which the Trust, the Adviser or the Distributor is described. No sales literature or advertising will be used if the Trust, the Adviser, or the Distributor reasonably objects to its use within ten (10) Business Days following receipt by the Trust.

4.2 Hartford will not, without the permission of the Trust, make any representations or statements on behalf of the Trust or concerning the Trust in connection with the advertising or sale of the Contracts, other than information or representations contained in: (a) the registration statement or Series prospectus(es), (b) Series' annual and semi annual reports to shareholders, (c) proxy statements for the Series, or, (d) sales literature or other promotional material approved by the Trust.

4.3 The Trust shall furnish, or shall cause to be furnished, to Hartford prior to use, each piece of sales literature or advertising prepared by the Trust in which Hartford, the Contracts or Separate Accounts, are described. No sales literature or advertising will be used if Hartford reasonably objects to its use within ten (10) Business Days following receipt by Hartford.

4.4 Neither the Trust nor the Distributor nor the Adviser will, without the permission of Hartford, make any representations or statements on behalf of Hartford, the Contracts, or the Separate Accounts or concerning Hartford, the Contracts or the Separate Accounts, in connection with the advertising or sale of the Contracts, other than the information or representations contained in:
(a) the registration statement or prospectus for the Contracts, (b) Separate Account reports to shareholders, (c) in sales literature or other promotional material approved by Hartford.

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4.5.  The Trust will provide to Hartford at least one complete copy of all registration statements, prospectuses, statements of additional information, reports to shareholders, proxy statements, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions and requests for no-action letters, and all amendments, that relate to the Series or its shares.

4.6 Hartford will provide to the Trust, upon the Trust's request, at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, and requests for no action letters, and all amendments, that relate to the Contracts.

                           ARTICLE V. DIVERSIFICATION

5.1 The Trust and the Adviser represent and warrant that, at all times, each Series will comply with Section 817(h) of the Code and all regulations thereunder, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications to such Section or regulations. In the event a Series ceases to so qualify, the Trust will notify Hartford immediately of such event and the Adviser will take all steps necessary to adequately diversify the Series so as to achieve compliance within the grace period afforded by Treasury Regulation Section 1.817-5.

                        ARTICLE VI. POTENTIAL CONFLICTS

6.1 The Board will monitor the Series for the existence of any material irreconcilable conflict between the interests of the Contract owners of all separate accounts investing in the Series. The Board shall promptly inform Hartford if it determines that an irreconcilable material conflict exists and the implications thereof.

6.2 Hartford will report any potential or existing material irreconcilable conflict of which it is actually aware to the Board. This includes, but is not limited to, an obligation by Hartford to inform the Board whenever Contract owner voting instructions are disregarded.

6.3 If it is determined by a majority of the Board, or a majority of its independent Trustees, that a material irreconcilable conflict exists due to issues relating to the Contracts, Hartford will, at its expense and to the extent reasonably practicable, take whatever steps it can which are necessary to remedy or eliminate the irreconcilable material conflict, including, without limitation, withdrawal of the affected Separate Account's investment in the Series. No charge or penalty will be imposed as a result of such withdrawal.

6.4 Hartford, at the request of the Adviser will, at least annually, submit to the Board such reports, materials or data as the Board may reasonably request so that the Board may fully carry out the obligations imposed upon them. All reports received by the Board of potential or existing conflicts, and all Board action with regard to determining the existence of a conflict, and determining whether any proposed action adequately remedies a conflict, shall be properly recorded in the minutes of the Board or other appropriate records, and such minutes or other records shall be made available to the SEC upon request.

                          ARTICLE VII. INDEMNIFICATION

7.1  Indemnification by Hartford

     A. Hartford agrees to indemnify and hold harmless the Distributor, the Adviser, the Trust and each of their directors, Trustees or (if applicable), officers, employees and agents and each person, if any, who controls the Trust within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" and individually, an "Indemnified Party" for purposes of this Section 7.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of Hartford, which consent shall not be unreasonably withheld) or expenses (including

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     the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses are related to the sale or acquisition of Series shares or the Contracts and:

          1. Arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in a disclosure document for the Contracts or in the Contracts themselves or in sales literature generated or approved by Hartford applicable to the Contracts or Separate Accounts (or any amendment or supplement to any of the foregoing) (collectively, "Company Documents" for the purposes of this Article VII), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to Hartford by or on behalf of the Trust for use in Company Documents or otherwise for use in connection with the sale of the Contracts or Series shares; or

          2. Arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from the registration statement, prospectus, statement of additional information or sales literature of the Trust applicable to the Series (or any amendment or supplement to any of the foregoing) (collectively, "Trust Documents" for purposes of this Article VII)) or wrongful conduct of Hartford or persons under its control, with respect to the sale or acquisition of the Contracts or Series shares; or

          3. Arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Trust Documents or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Trust by or on behalf of Hartford; or

          4. Arise out of or result from any failure by Hartford to provide the services or furnish the materials required under the terms of this Agreement; or

          5. Arise out of or result from any material breach of any representation and/or warranty made by Hartford in this Agreement or arise out of or result from any other material breach of this Agreement by Hartford.

     B. Hartford shall not be liable under this indemnification provision with respect to any Losses which are due to an Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Trust, the Distributor or the Adviser, whichever is applicable.

     C. Hartford shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified Hartford in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify Hartford of any such claim shall not relieve Hartford from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, Hartford shall be entitled to participate, at its own expense, in the defense of such action. Hartford also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from Hartford to such party of Hartford's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and Hartford will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

     D. The Indemnified Parties will promptly notify Hartford of the commencement of any litigation or proceedings against them or any of their officers or directors in connection with the issuance or sale of the Series shares or the Contracts or the operation of the Trust.

7.2  Indemnification by the Distributor

     A. The Distributor agrees to indemnify and hold harmless Hartford and each of its directors, officers, employees and agents and each person, if any, who controls Hartford within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" and individually, an "Indemnified Party" for purposes of this Section 7.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Distributor, which consent shall not be unreasonably withheld) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses are related to the sale or acquisition of the Series shares or the Contracts and:

          1. Arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in Trust Documents or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Trust, the Adviser, or the Distributor by or on behalf of Hartford for use in Trust Documents or otherwise for use in connection with the sale of the Contracts or Series shares; or

          2. Arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Company Documents) or wrongful conduct of the Distributor or persons under its control, with respect to the sale or distribution of the Contracts or Series shares; or

          3. Arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Company Documents, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to Hartford by or on behalf of the Distributor or the Trust; or

          4. Arise out of or result from any failure by the Distributor to provide the services or furnish the materials required under the terms of this Agreement; or

          5. Arise out of or result from any material breach of any representation and/or warranty made by the Distributor in this Agreement or arise out of or result from any other material breach of this Agreement by the Distributor.

     B. The Distributor shall not be liable under this indemnification provision with respect to any Losses which are due to an Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to Hartford or the Separate Account, whichever is applicable.

     C. The Distributor shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Distributor in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Distributor of any such claim shall not relieve the Distributor from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Distributor shall be entitled to participate, at its own expense, in the defense thereof. The Distributor also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Distributor to such party of its election to assume the defense thereof, the Indemnified Party shall bear the expenses of any additional counsel retained by it, and the Distributor will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

     D. The Indemnified Parties shall promptly notify the Distributor of the commencement of any litigation or proceedings against them or any of their officers or directors in connection with the issuance or sale of the Contracts or the operation of a Separate Account.

7.3  Indemnification by the Adviser

     A. The Adviser agrees to indemnify and hold harmless Hartford and each of its directors, officers, employees and agents and each person, if any, who controls Hartford within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" and individually, an "Indemnified Party" for purposes of this Section 7.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser, which consent shall not be unreasonably withheld) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses are related to the sale or acquisition of the Series shares or the Contracts and:

          1. Arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Trust Documents or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Trust, the Adviser, or the Distributor by or on behalf of Hartford for use in Trust Documents or otherwise for use in connection with the sale of the Contracts or Series shares; or

          2. Arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Company Documents) or wrongful conduct of the Adviser or persons under its control, with respect to the sale or distribution of the Contracts or Series shares; or

          3. Arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Company Documents, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to Hartford by or on behalf of the Adviser or the Trust; or

          4. Arise out of or result from any failure by the Adviser to provide the services or furnish the materials required under the terms of this Agreement; or

          5. Arise out of or result from any material breach of any representation and/or warranty made by the Adviser in this Agreement or arise out of or result from any other material breach of this Agreement by the Adviser.

     B. The Adviser shall not be liable under this indemnification provision with respect to any Losses which are due to an Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to Hartford or the Separate Account, whichever is applicable.

     C. The Adviser shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Adviser of any such claim shall not relieve the Adviser from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Adviser shall be entitled to participate, at its own expense, in the defense thereof. The Adviser also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Adviser to such party of its election to assume the defense thereof, the Indemnified Party shall bear the expenses of any additional counsel retained by it, and the Adviser will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

     D. The Indemnified Parties shall promptly notify the Adviser of the commencement of any litigation or proceedings against them or any of their officers or directors in connection with the issuance or sale of the Contracts or the operation of a Separate Account.

7.4  Indemnification by the Trust

     A. The Trust agrees to indemnify and hold harmless Hartford and each of its directors, officers, employees and agents and each person, if any, who controls Hartford within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" and individually, an "Indemnified Party" for purposes of this Section 7.4) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Trust, which consent shall not be unreasonably withheld) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses are related to the sale or acquisition of the Series shares or the Contracts and:

          1. Arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Trust Documents or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Trust, the Adviser, or the Distributor by or on behalf of Hartford for use in Trust Documents or otherwise for use in connection with the sale of the Contracts or Series shares; or

          2. Arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Company Documents) or wrongful conduct of the Trust or persons under its control, with respect to the sale or distribution of the Contracts or Series shares; or

          3. Arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Company Documents, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to Hartford by or on behalf of the Trust; or

          4. Arise out of or result from any failure by the Trust to provide the services or furnish the materials required under the terms of this Agreement; or

          5. Arise out of or result from any material breach of any representation and/or warranty made by the Trust in this Agreement or arise out of or result from any other material breach of this Agreement by the Trust; or

          6. Arise out of a material error in the calculation or reporting of net asset value per share, dividend or capital gain information whether or not reported to Hartford.

     B. The Trust shall not be liable under this indemnification provision with respect to any Losses which are due to an Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to Hartford or the Separate Account, whichever is applicable.

     C. The Trust shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Trust in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Trust of any such claim shall not relieve the Trust from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Trust shall be entitled to participate, at its own expense, in the defense thereof. The Trust also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Trust to such party of its election to assume the defense thereof, the Indemnified Party shall bear the expenses of any additional counsel retained by it, and the Trust will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

     D. The Indemnified Parties shall promptly notify the Trust of the commencement of any litigation or proceedings against them or any of their officers or directors in connection with the issuance or sale of the Contracts or the operation of a Separate Account.

7.5 Any party seeking indemnification (the "Potential Indemnitee") will promptly notify any party from whom they intend to seek indemnification (each a "Potential Indemnitor") of all demands made and/or actions commenced against the Potential Indemnitee which may require a Potential Indemnitor to provide such indemnification. At its option and expense, a Potential Indemnitor may retain counsel and control any litigation for which it may be responsible to indemnify a Potential Indemnitee under this Agreement.

7.6 With respect to any claim, the parties each shall give the others reasonable access during normal business hours to its books, records, and employees and those books, records, and employees within its control pertaining to such claim, and shall otherwise cooperate with one and other in the defense of any claim. Regardless of which party defends a particular claim, the defending party shall give the other parties written notice of any significant development in the case as soon as practicable, and such other parties, at all times, shall have the right to intervene in the defense of the case.

7.7  If a party is defending a claim and indemnifying another party hereto, and:
(i) a settlement proposal is made by the claimant, or (ii) the defending party desires to present a settlement proposal to the claimant, then the defending party promptly shall notify the Indemnified Party of such settlement proposal together with its counsel's recommendation. If the defending party desires to enter into the settlement and the Indemnified Party fails to consent within thirty (30) Business Days (unless such period is extended, in writing, by mutual agreement of the parties hereto), then the Indemnified Party, from the time it fails to consent forward, shall defend the claim and shall indemnify the defending party for all costs associated with the claim which are in excess of the proposed settlement amount.

Regardless of which party is defending the claim: (i) if a settlement requires an admission of liability by the non-defending party or would require the non-defending party to either take action (other than purely ministerial action) or refrain from taking action (due to an injunction or otherwise) (a "Specific Performance Settlement"), the defending party may agree to such settlement only after obtaining the express, written consent of the non-defending party. If a non-defending party fails to consent to a Specific Performance Settlement, the consequences described in the last sentence of the first paragraph of this
Section 7.7 shall NOT apply.

7.8 The parties shall use good faith efforts to resolve any dispute concerning this indemnification obligation. Should those efforts fail to resolve the dispute, the ultimate resolution shall be determined in a DE NOVO proceeding, separate and apart from the underlying matter complained of, before a court of competent jurisdiction. Either party may initiate such proceedings with a court of competent jurisdiction at any time following the termination of the efforts by such parties to resolve the dispute (termination of such efforts shall be deemed to have occurred thirty (30) days from the commencement of the same unless such time period is extended by the written agreement of the parties). The prevailing party in such a proceeding shall be entitled to recover reasonable attorneys' fees, costs, and expenses.

                          ARTICLE VIII. APPLICABLE LAW

8.1 This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Connecticut without giving effect to the principles of conflicts of laws.

8.2 This Agreement, its terms and definitions, shall be subject to the provisions of the 1933 Act, the Securities Exchange Act of 1934, and the 1940 Act, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant.

                            ARTICLE IX. TERMINATION

9.1 This Agreement shall continue in full force and effect until the first to occur of:

     A. Termination by any party for any reason upon six-months advance written notice delivered to the other parties; or

     B. Termination by Hartford by written notice to the Trust, the Adviser or the Distributor with respect to any Series in the event any of the Series' shares are not registered, issued or sold in accordance with applicable state and/or federal law, or such law precludes the use of such shares as the underlying investment medium of the Contracts issued or to be issued by Hartford; or

     C. Termination by Hartford upon written notice to the Trust with respect to any Series in the event that such Series ceases to qualify as a "regulated investment company" under Subchapter M of the Code or under any successor or similar provision; or

     D. Termination by Hartford upon written notice to the Trust and the Distributor with respect to any Series in the event that such Trust fails to meet the diversification requirements specified in Section 5.1 of this Agreement; or

     E. Termination upon mutual written agreement of the parties to this Agreement; or

9.2  Effect of Termination.

     A. Notwithstanding any termination of this Agreement, the Trust shall, at the option of Hartford, continue to make available additional shares of the Series pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (the "Existing Contracts") unless such further sale of Series shares is proscribed by law, regulation or applicable regulatory body. Specifically, without limitation, the owners of the Existing Contracts will be permitted to direct allocation and reallocation of investments in the Series, redeem investments in the Series and invest in the Series through additional purchase payments.

     B. Hartford agrees not to redeem Series shares attributable to the Contracts except (i) as necessary to implement Contract owner initiated or approved transactions, or (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application or
     (iii) as permitted by an order of the SEC. Upon request, Hartford will promptly furnish to the Trust the opinion of counsel for Hartford to the effect that any redemption pursuant to clause (ii) above is a legally required redemption.

     C. In addition to the foregoing, Article VII Indemnification shall survive any termination of this Agreement.

                               ARTICLE X. NOTICES

10.1 Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Trust:
If to the Distributor:
If to the Adviser:
If to Hartford:                          With a copy to:
Hartford Life Insurance Co.              Hartford Life Insurance Co.
200 Hopmeadow Street                     200 Hopmeadow Street
Simsbury, Connecticut 06070              Simsbury, Connecticut 06070
Attn: Thomas M. Marra, President         Attn: Alan Kreczko, Deputy General
                                         Counsel

                           ARTICLE XI. MISCELLANEOUS

11.1 Each party will treat as confidential any and all "Nonpublic Personal Financial Information," Shareholder Information and all information reasonably expected to be treated as confidential (collectively, "Confidential Information") and not release any Confidential Information unless (a) the other party provides written consent to do so; (b) a party is compelled to do so by court order, subpoena or comparable request issued by any governmental agency, regulator or other competent authority; or (c) permitted by applicable law. Each party shall safeguard Confidential Information as required by applicable law and provide reasonable confirmation upon request. As used above, (i) "Nonpublic Personal Financial Information" shall refer to personally identifiable financial information about any prospective or then existing customer of Hartford including customer lists, names, addresses, account numbers and any other data provided by customers to the Hartford in connection with the purchase or maintenance of a product or service that is not Publicly Available; and (ii) "Publicly Available" shall mean any information that the disclosing party has a reasonable basis to believe is lawfully made available to the general public from federal, state, or local government records, widely distributed media, or disclosures made to the general public that are required by federal, state, or local law. The Trust and its affiliates agree that it and they shall not use the information received pursuant to this Agreement, including any Confidential Information, for marketing or solicitation purposes.

11.2 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

11.3 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

11.4 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

11.5 Each party shall cooperate with each other party and all appropriate governmental authorities (including, without limitation, the SEC, the NASD and state insurance regulators) and shall permit such authorities (and other parties) reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

11.6 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations at law or in equity, which the parties hereto are entitled to under state and federal laws.

11.7 This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties.

11.8 The waiver of, or failure to exercise, any right provided for in this Agreement shall not be deemed a waiver of any further or future right under this Agreement.

11.9 Hartford shall be excused from performance under this Agreement and shall have no liability to any other party hereof or any third person for any period that it is prevented, hindered or unable to perform any of our obligations, in whole or in part, as a result of acts of God, strikes, terrorist activities, power outages (including so-called brown outs), material changes in circumstances or laws, regulations or interpretations of the same affecting any of our obligations hereunder, or other causes beyond its reasonable control; and such non-performance shall not be a default under this Agreement.

11.10 The parties mutually acknowledge that this Agreement represents the collective drafting efforts of each party and therefore any ambiguity shall not be interpreted against the interests of any party.

11.11 The parties hereby mutually agree to use their best efforts to seek an amicable solution to any controversy or dispute regarding the subject matter hereof. Except as provided in Section 7.8, any unresolved controversy, claim or dispute shall be submitted to non-binding arbitration in accordance with the Commercial Rules of the American Arbitration Association and judgment upon any such award may be entered in any court having jurisdiction thereof. Arbitration shall be conducted by a single arbitrator who shall have the authority to grant any and all appropriate relief, including, but not limited to, granting injunctive relief or demanding specific performance. The arbitrator may make an initial determination of the location of the arbitration or whether proceedings may ensue based entirely upon documentary evidence. Arbitration costs and expenses shall be borne equally by the parties. Each party hereby agrees to waive and suspend enforcement of any and all rights pursuant to this and all related agreements during the pendency of such arbitration proceedings.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in as name and on its behalf by its duly authorized representative as of the date specified above.

Hartford Life and Annuity Insurance Company
On its behalf and each Separate Account named in Schedule A, as may be amended from time to time

By:
Its
[TRUST]
By:
Its
[DISTRIBUTOR]
By:
Its
[ADVISER]
By:
Its

                                   SCHEDULE A

                               SEPARATE ACCOUNTS

        NAME OF SEPARATE ACCOUNT AND CONTRACT FUNDED BY SEPARATE ACCOUNT

                                   SCHEDULE B

                             ALLOCATION OF EXPENSES

    PAID BY HARTFORD                        PAID BY THE TRUST
--------------------------------------------------------------------------------
Preparing and filing the  Preparing and filing the Trust's registration
Separate Account's        statement
registration statement
Text composition for      Text composition for Series prospectuses and
Separate Account          supplements
prospectus and
supplements
Text alterations of       Text alterations of Series prospectuses and
Separate Account          supplements
prospectus and
supplements
Printing Separate         Printing Series prospectus and supplements for use
Account prospectuses and  with existing Contract owners; or if requested by supplements for use with  Hartford, providing camera-ready film, computer
prospective Contract      diskettes or typeset electronic document files of such
owners;                   documents and printing such documents for use with
Printing Series           existing Contract owners (1)
prospectuses and
supplements for use with
prospective Contract
owners
Text composition and      Text composition and printing of Trust statement of
printing of Separate      additional information (1)
Account statement of
additional information
Mailing and distributing  Mailing and distributing Series prospectuses,
Separate Account          supplements and statement of additional information to
prospectuses,             existing Contract owners (1)
supplements and           Printing, mailing and distributing Series and Separate
statement of additional   Account supplements and other communications related
information to existing   to fund substitutions, fund closings, fund mergers and
Contract owners as        other similar fund transactions
required by applicable
law;
Mailing and distributing
Separate Account
prospectuses and
supplements to
prospective Contract
owners;
Mailing and distributing
Series prospectuses and
supplements to
prospective Contract
owners
Text composition of any   Text composition of annual and semi-annual reports of
annual and semi-annual    the Series; printing, mailing, and distributing annual
reports of the Separate   and semi-annual reports of the Series to existing
Account, printing,        Contract owners (1)
mailing, and
distributing any annual
and semi-annual reports
of the Separate Account
Text composition,         Text composition, printing, mailing, distributing, and
printing, mailing,        tabulation of proxy statements and voting instruction
distributing, and         solicitation materials to Contract owners with respect
tabulation of proxy       to proxies sponsored by the Series or the Trust
statements and voting
instruction solicitation
materials to Contract
owners with respect to
proxies sponsored by the
Separate Accounts

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(1)  Hartford may choose to print the Series' prospectus(es), statement of additional information, and its semi annual and annual reports, or any of such documents, in combination with such documents of other fund companies. In this case, the Trust's share of the total expense for printing and delivery of the combined materials shall be determined pro-rata based upon the page count of the Series' documents as compared to the total page count for the combined materials containing all other funds offered under the Contracts.

                                   SCHEDULE C

                    FORMAT FOR NAV AND DIVIDEND INFORMATION

Please provide the following information when sending the nightly NAV and Dividend Distribution Date Fax/Email:

Mutual Fund Company Name

Pricing Company Name

Fund Name (no abbreviations)

Fund Number

Ticker and/or Cusip Number

NAV

NAV Change from Prior Day

Prior Day NAV

Ordinary Dividend Distribution

Ordinary Dividend Distribution Change from Prior Day

Small Cap Gain Distribution

Small Cap Gain Distribution Change from Prior Day

Large Cap Gain Distribution

Large Cap Gain Distribution Change from Prior Day

Pricing Contact Name and Phone Number

Distribution Data Contact Name and Phone Number

Emergency after hours Name & Phone Number